NOTE PURCHASE AND SALE AGREEMENT
               AND JOINT ESCROW INSTRUCTIONS


     This NOTE PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of August 27, 1997 by and between Coast Federal Bank, Federal Savings Bank, a federally chartered capital stock savings bank, as successor in interest to Coast Savings and Loan Association, a California corporation ("Coast") and Arden Realty Limited Partnership, a Maryland limited partnership ("Buyer") with regard to the following facts and circumstances.


                          RECITALS

     A. Coast and Washington Mutual Bank, a Washington corporation, as successor in interest to Washington Mutual Savings Bank, a Washington corporation ("Washington") are the payee and holder of that certain Restated and Amended Promissory Note dated as of December 14, 1994 (the "Note") in the original principal amount of $15,728,745.29 (the "Loan"), which Note was executed by Carlton Brown and Company, Incorporated, a California corporation (the "Original Borrower") in favor of Coast. The Note is secured by that certain Construction and Permanent Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) and Grant of Easement dated as of December 23, 1986, as amended (the "Deed of Trust"), covering that certain real property more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Property"), which Deed of Trust was recorded on December 29, 1986, as Instrument Number 86-1818749 in the Official Records of Los Angeles County (the "County"), California. The Note amended and restated in its entirety that certain Promissory Note dated as of December 23, 1986 made by Original Borrower to the order of Coast in the original principal amount of $16,400,000.00 (the "Original Loan"). The Note is also evidenced, accompanied or secured by certain additional documents, including, without limitation: (a) that certain Security Agreement dated as of December 23, 1986, as amended (the "Security Agreement), and (b) that certain Assignment of Lessor's Interest in Leases dated as of December 23, 1986, as amended (the "Assignment of Leases"), and recorded on December 29, 1986, as Instrument Number 86-1818750 in the Official Records of the County. The Note, the Deed of Trust, the Assignment of Leases, the Security Agreement, and all the other documents described in Schedule 1 attached hereto, shall hereinafter be referred to collectively as the "First Loan Documents."

     B. On or about February 20, 1987, Coast assigned an undivided 58.63% beneficial interest in the Original Loan to Crossland Savings, F.S.B., a federally chartered savings bank ("Crossland"), and on or about April 24, 1987, Coast assigned an undivided 21.37% beneficial interest in the Original Loan to Washington.

     C. On or about February 16, 1994, Coast acquired the beneficial interest of Crossland in the Loan. As of the date of this Agreement, Coast owns an undivided 78.63% beneficial interest in the Loan, and Washington owns an undivided 21.37% beneficial interest in the Loan.

     D. In addition to Coast's beneficial interest in the Loan, Coast currently services the Loan.

     E. Coast is the sole payee and holder of that certain Restated and Amended Promissory Note dated as of December 14, 1994 (the "Second Note"), in the original principal amount of $9,944,958.73 (the "Second Loan"), which Second Note was executed by Original Borrower in favor of Coast. The Second Note was originally secured by that certain Second Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) and Grant of Easement dated as of December 23, 1986, as amended (the "Second Deed of Trust"), covering the Property, which Second Deed of Trust was recorded on December 29, 1986 as Instrument Number 86-1818751 in the Official Records of the County. The Second Note amended and restated in its entirety that certain Promissory Note dated as of December 23, 1986, made by Original Borrower to the order of Coast in the original principal amount of $9,700,000.00 as amended. The Second Note is also evidenced, accompanied or secured by certain additional documents, including, without limitation: (a) that certain Security Agreement dated as of December 23, 1986, as amended (the "Second Security Agreement"), and (b) that certain Assignment of Lessor's Interest in Leases dated as of December 23, 1986, and recorded on December 29, 1986, as Instrument Number 86-1818752 in the Official Records of the County, as amended (the "Second Assignment of Leases"). The Second Note, the Second Deed of Trust, the Second Assignment of Leases, the Second Security Agreement, and all the other documents described in Schedule 2 attached hereto, shall hereinafter referred to collectively as the "Second Loan Documents."

     F. Coast is the sole owner and the holder of the Second Loan, and Coast services the Second Loan.

     G. For purposes of this Agreement, the First Loan Documents and the Second Loan Documents and any modifications, revisions or extensions thereof, and all other documents in connection with the Loan and the Second Loan described in paragraph 8.1 hereof shall hereinafter be referred to collectively as the "Loan Documents." Notwithstanding anything to the contrary herein, Loan Documents shall include only those documents which exist and are in the possession or control of Coast and which are not privileged or are not an internal memorandum or report of Coast, and Loan Documents shall not include the participation agreements and related documents between Coast and Washington and Coast and Crossland.

     H.   On June 14, 1993, Long Beach Airport Business Park
II, a California limited partnership ("LBABP II") filed a case under Chapter 11 of the U.S. Bankruptcy Code (the
"Bankruptcy Case").

     I. A consensual plan of reorganization (the "Plan") proposed by Coast and LBABP II and approved by Washington was confirmed by the United States Bankruptcy Court Central
District of California on November 30, 1994.

     J. In accordance with the terms of the Plan, on or a about December 14, 1994, LBABP II assumed the obligations of Original Borrower under the Loan Documents and became jointly and severally liable with the Original Borrower for such obligations, and the terms of the Loan and the Second Loan were amended and restated in their entirety.

     K. Subject to the terms and conditions set forth in this Agreement, (i) Buyer desires to purchase the Note and the First Loan Documents from Coast and Washington, and Coast and Washington desire to sell to Buyer the Note and the First Loan Documents; and (ii) Buyer desires to purchase the Second Note and the Second Loan Documents from Coast, and Coast desires to sell to Buyer the Second Note and the Second Loan Documents.


                         AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing Recitals, as well as the covenants and conditions contained herein, and for other good and valuable consideration, the receipt, sufficiency and validity of which are hereby acknowledged by all parties, it is hereby agreed as follows:

              1. Recitals. All of the above Recitals are incorporated herein as part of this Agreement.

              2.    Purchase and Sale.  Upon the terms and
conditions of this Agreement, Coast hereby agrees to sell, assign, and transfer to Buyer all of its right, title and interest in and to the Note, the Second Note, and all of the other Loan Documents, without recourse, warranty, representation, of any nature whatsoever, except as specifically set forth in this Agreement, and Buyer hereby agrees to purchase from Coast, on an "AS IS" basis, without recourse to Coast, all of Coast's right, title and interest in and to the Note, the Second Note, and all of the other Loan Documents. Upon the terms and conditions of this Agreement, Coast hereby agrees to use its best efforts to cause Washington to sell, assign, and transfer to Buyer all of its right, title and interest in and to the Note, and the other First Loan Documents, without recourse, warranty, representation, of any nature whatsoever, except as specifically set forth in that certain estoppel letter dated of even date herewith and executed by Washington (the "Estoppel Letter"), and Buyer hereby agrees to purchase from Washington, on an "AS IS" basis, without recourse to Washington, all of Washington's right, title and interest in and to the Note, and the other First Loan Documents.

              3. Purchase Price. The purchase price for the Note, the Second Note, and the other Loan Documents shall be Fourteen Million Four Hundred Thousand and No/100 Dollars ($14,400,000.00) (the "Purchase Price") payable as hereinafter provided. With respect to the Loan, as of the Closing Date, Escrow Holder shall allocate the Purchase Price as payment for the Loan as follows: (i) Coast shall receive an amount equal to 78.63% of the outstanding amounts owing under the Loan, and (ii) Washington shall receive an amount equal to 21.37% of the outstanding amounts owing under the Loan. With respect to the Loan, Escrow Holder shall deduct from each of Coast's and Washington's pro rata share of the Purchase Price (based upon Coast's and Washington's interest in the Loan as set forth in Paragraph B of the Recitals section of this Agreement), any amounts for which Coast and Washington are responsible for under the terms of Paragraphs 7.6 and 10 hereof in accordance with their pro rate share (based upon Coast's and Washington's interest in the Loan). With respect to the Second Loan, as of the Closing Date, Escrow Holder shall deliver to Coast the remaining balance of the Purchase Price (after payment in full of the Loan) as payment for the Second Loan.

              4.    Payment of Purchase Price.

               4.1 Deposit. Upon the Opening of Escrow (as defined in paragraph 6 below), Buyer shall deposit with Escrow Holder (as defined in Paragraph 6 below) a deposit in the aggregate sum of One Hundred Thousand and No/100 Dollars ($100,000.00) ("Deposit"). Buyer shall deliver the Deposit by its check made payable to Escrow Holder. Escrow Holder shall invest the Deposit in a non-term, interest-bearing account with a FDIC-insured financial institution located in the County and designated by Coast, with all interest thereon to be paid to the account for Buyer's benefit. On the day after the Contingency Date (as defined in Paragraph
7.1 of this Agreement), and provided that Buyer has not terminated this Agreement as a result of its disapproval prior to the Contingency Date of any of the items set forth in paragraph 7 below, Escrow Holder shall pay to Coast the Deposit and the interest thereon ("Deposit Interest") without further instruction from Buyer.

               4.2  Cash Payment.  On or before one (1)
business day prior to the Close of Escrow (as defined in Paragraph 6 below), Buyer shall deposit into Escrow (as defined in Paragraph 6 below), in cash or cash equivalent, (which for purposes of this Agreement shall mean a wire transfer of immediately available funds or a bank cashier's check drawn on a reputable bank or savings association licensed to do business in California and acceptable to Coast) the amount of Fourteen Million Three Hundred Thousand and No/100 Dollars ($14,300,000.00), and (ii) the amount representing the payment described in paragraph 11.4(a) and 11.4(b) hereof, subject to Buyer's share of prorations and adjustments, closing costs and any other obligations of Buyer expressly set forth herein, and minus those funds actually paid by Buyer to the Escrow Holder together with interest thereon (collectively, the "Cash Payment").

              5.    Condition of Title.  At the Close of
Escrow, with respect to the Loan and the Second Loan, Coast shall convey to Buyer by Assignment of Deed of Trust (the
"Assignment of Deed of Trust"), all of its right, title and interest in and to the Deed of Trust and the Second Deed of Trust covering the Property, and Coast shall also cause
Washington to convey to Buyer by an Assignment of Deed of Trust all of Washington's right, title and interest in the Deed of Trust covering the Property, subject only to the following matters (collectively, "Approved Title
Conditions"): (a) real property general and special taxes and assessments not delinquent and the lien of supplemental assessments; (b) the exceptions to the title set forth on Exhibit "J" ("Title Exceptions") attached hereto which are approved by Buyer pursuant to Paragraph 7.1.1; and (c) such other matters as may appear of record and be approved or waived by Buyer in writing. The present title company insuring,the liens of the Deed of Trust and the Second Deed of Trust in favor of Coast is Commonwealth Land Title
Insurance Company ("Commonwealth").  With respect to the
Deed of Trust, Commonwealth issued that certain ALTA 1970 lender's policy dated December 30, 1994, file number
874986809 ("First Title Policy").  With respect to the
Second Deed of Trust, Commonwealth issued that certain 1970
ALTA lender's policy dated December 30, 1994, file number
874986809 ("Second Title Policy").

              6.    Escrow.

               6.1  Buyer and Coast shall cause an escrow
("Escrow") to be opened upon the full execution of this Agreement, for the consummation of the transaction, by delivering into Escrow a fully executed copy of this Agreement no later than one (1) business day following its full execution by all parties ("Opening of Escrow"). Escrow shall be with First American Title Company of Los Angeles located at 520 North Central Avenue, Glendale, California ("Escrow Holder"). The Close of Escrow shall be no later than September 3, 1997 ("Close of Escrow"), and there shall be no extension thereof unless specifically set forth in a writing executed by both Coast and Buyer. Should the Closing Date fall on a Saturday, Sunday or national, state or local holiday, or a holiday recognized by Coast, the Closing Date shall occur on the next business day that is not a national, state or local holiday, or a holiday recognized by Coast. This Agreement shall be null and void and of no further effect unless it is executed and delivered by Buyer to the Escrow Holder no later than the close of business on September 2, 1997.

               6.2 Notwithstanding anything to the contrary in this Agreement, the general provisions of Escrow Holder, if any, which are later signed by the parties, are incorporated by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of those general provisions and any of the provisions of this Agreement, the provisions of this Agreement shall control. If any requirements under this Agreement relating to the duties or obligations of the Escrow Holder are unacceptable to the Escrow Holder, or if the Escrow Holder requires additional instructions, the parties agree to make any deletions, substitutions and additions as Buyer and Coast shall mutually approve in writing, and which do not materially alter the terms of the Agreement. Any supplemental instructions shall be signed only as an accommodation to Escrow Holder and shall not be deemed to modify or amend the rights of Buyer and Coast, as between Buyer and Coast, unless those supplemental instructions expressly so provide and are agreed to in writing by both Buyer and Coast. To the extent permissible by law, Coast shall cooperate with Buyer in requesting the Escrow Holder to prepare the conveyance documents (including, without limitation, the Assignments of Deed of Trust) in a manner that keeps the documentary transfer stamps and taxes and Purchase Price from becoming a part of, or determinable from, the public record.

               6.3  If necessary, Escrow Holder is
authorized to insert in any undated closing documents the date of the Assignments of Deed of Trust and other documents which require recordation.

              7.    Conditions.

               7.1  Conditions Precedent to the Contingency
Date. Buyer's obligations to purchase the Note, the Second Note, and the other Loan Documents are subject to the satisfaction, not later than 5:00 p.m. on August 28, 1997 (the "Contingency Date") of each of the following conditions. These conditions shall be either approved or disapproved in writing by Buyer, in the exercise of Buyer's sole and absolute discretion, on or before the Contingency Date set forth herein or shall be deemed approved conclusively if no written disapproval has been submitted by Buyer to Escrow Holder and Coast as of the Contingency Date.

                    7.1.1     Title.  On or before the
Contingency Date, Title Company shall deliver to Buyer: (i) a standard preliminary title report relating to the Property ("Title Report"), and (ii) copies of all documents relating to the exceptions shown. The items set forth in subparagraph (i) and (ii) above shall be referred to collectively as the "Title Documents". Buyer shall have until the Contingency Date to deliver to Coast and Escrow Holder written notice of Buyer's approval or disapproval of the matters of title shown in the Title Documents ("Buyer's Title Notice").

                         7.1.1.1   If Buyer timely
disapproves of any items shown in the Title Documents, Coast shall then have the right, but not the obligation, in Coast's sole and absolute discretion, to attempt to cure or remove the objections. Coast shall exercise its right to attempt to cure or remove the objections by depositing notice into Escrow with a copy to Buyer within five (5) business days after Coast's receipt of Buyer's Title Notice, which Notice shall set forth Coast's proposed cure for such objection. Failure or refusal of Coast to deposit such notice electing to attempt to cure or remove Buyer's objections shall be deemed an election by Coast not to attempt to so cure or remove the objections.

                         7.1.1.2   If Coast elects to cure
or remove Buyer's objections and such proposed cure is acceptable to Buyer, in its sole and absolute discretion, then Coast shall have until the Close of Escrow to cure or remove said objections. Coast shall be deemed to have cured Buyer's objections if Title Company commits to issue the Title Policy.

                    7.1.2     Operating Documents.  On or
before the Contingency Date, Buyer has received, secured, reviewed and approved any and all documents and materials respecting the Property and its operation, which exist and are in the possession or control of Coast, and which are not privileged or are not an internal memorandum or report of Coast, relating to: (i) tenant leases, if any, for current tenants in effect, (ii) ground leases, if any, (iii) ground subleases, if any, and (iv) copies of all applicable warranties affecting the Property. The documents referred to in subparagraphs (i) through (iv) hereof shall be referred to collectively as the "Operating Documents". The Operating Documents are being furnished without Coast's representations or warranty as to their accuracy or their completeness.

                    7.1.3     Inspection of Property.

                         7.1.3.1   On or before the
Contingency Date, Buyer has completed and approved or disapproved the results of any are' all inspections, investigations, tests and studies, with respect to the Property as Buyer may at Buyer's reasonable discretion elect to make or obtain (including, without limitation, investigations with regard to the environmental condition, zoning, building codes and other governmental regulations, architectural and/or structural inspections, mechanical, engineering tests, economic feasibility studies and soils, seismic geologic and environmental reports). The cost of any such inspections, tests, reviews, reports and studies shall be borne exclusively by Buyer. Notwithstanding anything stated above, Buyer shall not engage in any destructive testing or cause any physical damage to the Property without Coast's and Borrower's prior written consent. Buyer shall indemnify and hold Coast, Washington, Borrower, and the Property free of and harmless from any and all claims (including mechanics' liens), liabilities, losses, damages, costs and expenses, including, without limitation, attorneys' fees and costs caused by or arising out of the activities of Buyer, its agents, representatives, employees, and independent contractors in connection with or relating to the Property, and its surroundings, whether pursuant to the terms hereof or otherwise. Notwithstanding any contrary provisions hereof, this indemnification shall survive the termination of this Agreement, the cancellation of Escrow or the Close of Escrow.

                         7.1.3.2   In the event that, in the
exercise of its sole and absolute discretion, Buyer timely disapproves of the condition of the Property as provided herein, Buyer shall deposit with Escrow Holder prior to the Contingency Date, with a copy to Coast, a writing identifying the items disapproved and specifying the reasons for the disapproval, along with a copy of any reports test results or other documents verifying the disapproved condition.

                         7.1.3.3   If Buyer disapproves any
such items, Coast shall then have the right, but not the obligation, in Coast's sole and absolute discretion, to attempt to cure or remove the objections to the satisfaction of Buyer. Coast shall exercise its right to attempt to cure or remove the objections by depositing notice in Escrow with a copy to Buyer within five (5) business days after Coast's receipt of Buyer's notice, which notice shall set forth Coast's proposed cure for such objection, in its sole and absolute discretion. Failure or refusal of Coast to deposit such notice electing to attempt to cure or remove Buyer's objections shall be deemed an election by Coast not to attempt to so cure or remove the objections. If Coast elects to cure or remove Buyer's objections and such proposed cure is acceptable to Buyer, in its sole and absolute discretion, then Coast shall have until the Close of Escrow to cure or remove such objections.

                         7.1.3.4   Buyer acknowledges,
understands, represents and agrees that: (1) Buyer is purchasing the Note, the Second Note, and the other Loan Documents in an "AS-IS CONDITION" "WITH ALL FAULTS"; (2) Buyer shall conduct or cause to be conducted, in its sole and absolute discretion, an independent investigation, inspection, survey and analysis, as it deems necessary, to determine the threat or presence of any hazardous substance at, on, in, under, about, above, from or adjacent to the Property and its surroundings, and (3) Coast has not provided Buyer with any environmental reports, nor has Coast made any written representations of warranties concerning the environmental condition of the Property.

                    7.1.4     Loan Documents and the Loan
Service Documents. On or before the Opening of Escrow, Coast has or shall deliver to Buyer true, correct and complete copies of the Loan Documents and the Loan Service Documents (as defined herein). Buyer shall have until the Contingency Date to approve or disapprove the Loan Documents and the Loan Service Documents, in the exercise of Buyer's sole and absolute discretion. With respect to the Loan and the Second Loan, the "Loan Service Documents" shall mean the fire and casualty insurance policies, the loan histories, the statements of account and the tax files.

               7.2  Failure of Conditions Precedent to the
Contingency Date. Except as otherwise provided, Buyer may terminate this Agreement and cancel Escrow by reason of Buyer's written disapproval prior to the Contingency Date of any of the items set forth in Paragraphs 7.1.1, 7.1.2, 7.1.3, and 7.1.4, which, with respect to the matters identified in Paragraphs 7.1.1, 7.1.2 and 7.1.3, Coast elects not to cure or remove as provided, in which case the Deposit and Deposit Interest shall be returned to Buyer and the cancellation charges required to be paid to Escrow Holder shall be divided equally between Buyer and Coast, and all other charges shall be borne by the party that incurred the charge. Notwithstanding any provision to the contrary stated herein, the Deposit and the Deposit Interest shall not be returned to Buyer until Buyer delivers to Coast all instruments and documents previously delivered to Buyer by Coast in connection with the transactions contemplated by this Agreement.

               7.3  Conditions Precedent to Coast's
Obligation to Close. Coast's obligations under this Agreement are subject to the satisfaction, no later than the Closing Date, of the following conditions precedent: (i) Buyer shall have delivered to Escrow Holder, for disbursement as herein set forth, the Deposit and the Cash Payment; (ii) Buyer shall have delivered to Escrow Holder the items and the documents described in Paragraph 8.2 below, duly executed and acknowledged as provided therein;
(iii) Buyer's representations, warranties and covenants set forth in Paragraph 12 shall be true and correct in all material respects as of the Closing Date; (iv) as of the Closing Date, First American Title Company of Los Angeles ("Title Company") shall have issued or shall have committed to issue to Buyer the 1970, ALTA Loan Policy and all endorsements thereto (collectively, the "Title Policy"), subject to the Approved Title Conditions; and (v) Washington's execution and delivery to Coast or Escrow Holder, as the case may be, all documents required to close this transaction, including, but not limited to, the documents described in paragraph 8.1.3 hereof.

               7.4  Mutual Conditions Precedent to Close of
Escrow.  The Close of Escrow and the obligations of both
Buyer and Coast under this Agreement are subject to the satisfaction, no later than the Closing Date, of the following conditions precedent: (i) Buyer shall have fully performed, satisfied and completed all of the conditions precedent required by Coast prior to the Close of Escrow, and (ii) Washington shall have delivered to Buyer the Estoppel Letter, in form and substance satisfactory to Buyer.

               7.5 Failure of Conditions Precedent to Close of Escrow.

                    7.5.1     Title and Condition of
Property. In the event that the Title Policy is not in conformity with the matters approved by Buyer as provided in Paragraphs 5 and 7.1.1 hereof as of the Closing Date, or Buyer has disapproved of the condition of the Property in accordance with Paragraph 7.1.3, and Coast has elected not to attempt to remedy or cure the defects or objections or is unable to do so to the satisfaction of Buyer, then Buyer either shall terminate this Agreement and cancel Escrow or waive the objections and purchase the Note, the Second Note, and other Loan Documents without such objections being so remedied and with no reduction in the Purchase Price, and such election shall be Buyer's sole remedy.

                    7.5.2     Other Conditions Precedent.
In the event any of the conditions set forth in Paragraph
7.3 or 7.4 are not timely satisfied or waived: (i) this Agreement shall terminate, the rights, obligations and liabilities of Buyer and Coast shall terminate, and Escrow shall be canceled, except as otherwise provided herein; (ii) Escrow Holder shall promptly return to Coast and Buyer all funds (except as provided for in Paragraph 7.5.2 (ii) hereinbelow) and documents respectively deposited by them into Escrow which are held by Escrow Holder on the date of said termination and cancellation less the amount of any cancellation charges required to be paid by such party under Paragraph 7.6; and (ii) if any condition set forth in Paragraph 7.3 (i) through (iv) was not timely satisfied or waived, Coast shall retain or shall be entitled to the receipt from Escrow Holder of the Deposit and the Deposit Interest. However, if the unsatisfied, unwaived conditions relate exclusively to Paragraph 7.4, Coast shall return to Buyer the funds actually delivered by the Buyer to Escrow Holder, with interest thereon.

               7.6  Cancellation Fees and Expenses.  Except
as otherwise set forth herein, in the event this Agreement terminates and Escrow is canceled because of: (i) the non-satisfaction of any condition set forth in Paragraph 7.3, the cancellation charges required to be paid to Escrow
Holder shall be borne by Buyer, and all other charges shall be borne by the party that incurred the charge; (ii) the non-satisfaction of any condition set forth in Paragraph 7.4, the cancellation charges required to be paid by and to Escrow Holder shall be equally divided between Buyer and Coast, and all other charges shall be borne by the party that incurred the charge; (iii) any default by Buyer or Coast, the cancellation charges required to be paid by and to Escrow Holder shall be borne by the defaulting party; and
(iv) the mutual agreement of Buyer and Coast, Escrow
Holder's fees and all other costs shall be divided equally between Buyer and Coast. Notwithstanding any provision to the contrary herein, (a) if this Agreement terminates and Escrow is cancelled solely as a result of the Second Loan, Coast and not Washington shall be responsible for paying any cancellation charges, fees or costs set forth in subparagraphs (ii), (iii) and (iv) of this paragraph, and
(b) if this Agreement terminates and Escrow is cancelled solely as a result of Washington's failure to take the action necessary to close this transaction, Washington and not Coast shall be responsible for paying any cancellation charges, fees and costs set forth in subparagraphs (ii),
(iii) and (iv) of this paragraph.

              8.    Deliveries to Escrow.  Buyer and Coast
hereby agree to deliver, or cause to be delivered, to Escrow Holder on or prior to the Close of Escrow the following instruments and documents, the delivery of which shall be a condition precedent to the Close of Escrow:

              8.1   Deliveries by Coast.  Coast shall
deliver, or cause to be delivered, to Escrow prior to the Closing Date, original, duly executed and acknowledged as required, the Loan Documents and the documents required to close this transaction, which are in the possession or control of Coast, and which are not privileged or are not an internal memorandum or report of Coast, including, but not limited to each of the following:

                    8.1.1  With respect to the Loan (Loan
No. 2728236):

                         (a)  The Amended and Restated
Promissory Note dated as of December 14, 1994;

                         (b)  The Construction and Permanent
Deed of Trust, Financing Statement Security Agreement and Fixture Filing (with Assignment of Rents and Leases) and Grant of Easement dated as of December 23, 1986 and recorded on December 29, 1986 as Instrument Number 86-1818749 in the Official Records of the County;

                         (c)  The Amendment to Deed of
Trust, Security Agreement, and Assignment of Rents and
Leases dated as of December 14, 1994 and recorded on December 30, 1994 as Instrument Number 94-2289112 in the
Official Records of the County; and

                         (d)  The Security Agreement dated
as of December 23, 1986;

                         (e)  The UCC-1 Financing Statement
dated as of December 23, 1986 and filed on January 15, 1987 as File Number 87-013228 in the Office of the California
Secretary of State, and all UCC-2s filed in connection therewith;

                         (f)  The Assignment of Lessor's
Interest in Leases dated as of December 23, 1986 and recorded on December 29, 1986 as Instrument Number 86-
1818750 in the Official Records of the County; and

                         (g)  The First Title Policy issued
by Commonwealth insuring the Loan as a first lien on the Property dated as of December 30, 1994, File Number 8749868-
09, any endorsements thereto.

                    8.1.2  With respect to Second Loan (Loan
No. 2728285):

                         (a)  The Amended and Restated
Promissory Note dated as of December 14, 1994;

                         (b)  The Second Deed of Trust,
Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) and Grant of Easement dated as of December 23, 1986 and recorded on December 29, 1986 as Instrument Number 86-1818751 in the Official Records of the County;

                         (c)  The First Amendment (I) to
Second Deed of Trust, Financing Statement, Security
Agreement and Fixture Filing (with Assignment of Rents and
Leases) and Grant of Easement, and (II) To Assignment of
Lessor's Interest in Leases dated as of December 28, 1988 and recorded on December 30, 1988 as Instrument Number 88-
2088378 in the Official Records of the County;

                         (d)  The Amendment to Deed of Trust
Security Agreement and Assignment of Rents and Leases dated as of December 14, 1994 and recorded on December 30, 1994 as Instrument Number 94-2289113 in the Official Records of the County;

                         (e)  The Security Agreement dated
as of December 23, 1986;

                         (f)  The UCC-1 Financing Statement
dated as of December 23, 1986 and filed on January 15, 1987, as File Number 87-013226 in the Office of the California Secretary of State, and all UCC-2s filed in connection therewith;

                         (g)  The Assignment of Lessor's
Interest in Leases dated as of December 23, 1986 and recorded on December 29, 1986 as Instrument Number 86-
1818752 in the Official Records of the County; and

                         (h)  The Second Title Policy issued
by Commonwealth insuring the Second Loan as a second lien on the Property dated as of December 30, 1994, file number
8749868-09, and any endorsements thereto.

                    8.1.3  With respect to each of the Loan
(Loan No. 2728236) and the Second Loan (Loan No. 2728285):

                         (a)  An Assignment and Endorsement
of Promissory Note in favor of Buyer, in the form attached hereto as Exhibit "B";

                         (b)  The Assignment of Deed of
Trust, in the form attached hereto as Exhibit "C";

                         (c)  The Assignment of Assignment
of Lessor's Interest in Leases and Proceeds (the "Assignment of Assignment of Leases") in the form attached hereto as Exhibit "D";

                         (d)  The Assignment of Loan
Documents in the form attached hereto as Exhibit "E";

                         (e)  The UCC-2 Financing Statement
Change/Fixture Filing (the "UCC-2 Fixture Filing") in the form attached hereto as Exhibit "F";

                         (f)  The UCC-2 Financing Statement
Change/State Filing (the "UCC-2 State Filing") in the form attached hereto as Exhibit "G";

                         (g)  The Certification of Non-
Foreign Status by Entity Transferor ("FIRPTA") in the form attached hereto as Exhibit "I";

                         (h)  The Title Exceptions in the
form attached hereto as Exhibit "J"; and

                         (i)  The Substitution of Trustee
(the "Substitution of Trustee") form in the form attached hereto as Exhibit "K".

              8.2   Deliveries by Buyer.  Buyer shall
deliver, each of the following:

                    (a)  The Deposit;

                    (b)  The Cash Payment;

                    (c)  The Closing Costs;

                    (d)  The General Release (the
"Release"), in the form attached hereto as Exhibit "H"; and

                    (e)  With respect to the Loan and the
Second Loan, a certificate to Coast, in the form attached hereto as Exhibit "L", acknowledging that:

                         (1)  Buyer has been provided with
access to the Loan Documents described herein which Coast represents to be all of the Loan Documents which exist and are in its possession or control of Coast and which are not privileged or are not an internal memorandum or report of Coast and other information related to the Loan, and has had full and complete access to, and has either fully inspected and studied, or has waived its right to inspect and study the Property;

                         (2)  Buyer has fully reviewed the
Loan Documents described herein, information provided by Coast related to the Loan, and information provided by Coast pertaining to the Loan, the Loan Documents and the Property as it and any of its advisors have deemed appropriate.

                         (3)  Except as set forth in this
Agreement, Coast has made no warranties, express, implied or statutory, or representations of any kind to Buyer including, but not limited to, any representation or warranty related to the Loan, the Loan Documents, other information related to the Loan, the enforceability of the Loan Documents, the ownership, existence, value, sufficiency, condition, environmental status or status of title of the Property or any other collateral securing payment of the Loan, the creditworthiness of Borrower, or any other party that may be obligated on the Loan or the perfection or appropriateness of any filing with respect to any lien or security interest related to the Loan in connection with the sale and assignment of the Loan and the Loan Documents.

                         (4)  Buyer reaffirms, as of the
date of the Closing, all of Buyers representations and warranties contained in Paragraph 12 of this Agreement.

              9.    Condition of Title and Title Policy.
With respect to each of the Loan and the Second Loan, on or before the Close of Escrow, Buyer shall cause Title Company to issue in favor of Buyer the Title Policy showing that by a valid assignment the beneficial interest under the Deed of Trust and Second Deed of Trust has been transferred to Buyer, subject only to the Approved Title Conditions. Coast shall pay for the entire cost of the Title Policy.

             10. Costs and Expenses. Except as otherwise provided in the supplemental escrow instructions, with respect to the Loan and the Second Loan, Coast shall pay for any and all documentary transfer taxes, or equivalent or like taxes, and all recording and filing fees incurred in the closing of this transaction. Coast and Buyer shall additionally divide equally all escrow fees incurred in connection with the closing of this transaction. Each party shall be responsible for its own attorneys' fees incurred in connection with the review, negotiation and preparation of this Agreement, the Exhibits attached to this Agreement and any other agreement, instrument or document prepared by Buyer's or Coast's legal counsel in connection with the closing of this transaction.

             11.    Closing.  On or before the Close of
Escrow, and when all conditions precedent have been satisfied, Escrow Holder shall close the Escrow by proceeding as follows:

             11.1   With respect to the Loan and the Second
Loan, record or cause the recordation of the Assignment of Deed of Trust, the Assignment of Assignment of Leases, and the UCC-2 Fixture Filing, and any other documents which Coast and Buyer may require, to be recorded in the County, and obtain conformed copies thereof for distribution to Coast and Buyer, and deliver or cause to be delivered the UCC-2 State Filing to the Office of the Secretary of State and obtain conformed copies thereof for distribution to Coast and Buyer.

             11.2   Direct Title Company to issue the Title
Policy in favor of Buyer, subject only to the Approved Title
Conditions.

             11.3 Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price and any other obligations hereunder as follows: (a) deduct from the account of Coast all items chargeable to Coast under this Agreement, including amounts due under Paragraphs 9 and 10;
(b) credit to the account of Coast all items due to Coast under this Agreement; (c) disburse to Coast by wire transfer promptly upon the Close of Escrow the remaining amount due to Coast; and (d) any funds remaining after deducting Buyer's share of the closing costs and expenses, and all other amounts chargeable to Buyer under this Agreement, shall be returned to Buyer by Escrow Holder's check.

               11.4 (a) With respect to the Loan, regularly scheduled monthly principal and interest payments due under the Note shall be prorated for the period beginning on the first day of the calendar month in which the closing occurs through the Close of Escrow, assuming a three hundred and sixty (360) day year, and, subject to the provisions of Paragraph 3 hereof, shall be paid in cash to Coast, on or before one (1) business day prior to the Close of Escrow, at the interest rate provided for in the Note; and (b) with respect to the Second Loan, regularly scheduled monthly principal and interest payments due under the Second Note shall be prorated for the period beginning on the first day of the calendar month in which the closing occurs through the Close of Escrow, assuming a three hundred and sixty
(360) day year, and, subject to the provisions of Paragraph 3 hereof, shall be paid in cash to Coast, on or before one
(1) business day prior to the Close of Escrow, at the interest rate provided for in the Note. Notwithstanding anything to the contrary contained herein, upon the Close of Escrow Buyer shall be entitled to retain (i) all payments received by Buyer for the Loan or the Second Loan after the Closing Date of any kind or character, including, without limitation, all principal and interest (other than the regularly scheduled monthly principal and interest payments described in subparagraphs (a) and (b) above, and proceeds from compromises and settlements; and (ii) a credit against the amount of the Purchase Price for all amounts held by Coast in any escrow reserve account required to be maintained in accordance with the terms of the Loan Documents. The regularly scheduled monthly payments described in subparagraphs (a) and (b) of this paragraph
11.4 shall be prorated as of 11:59 p.m. on the day immediately preceding the Close of Escrow.

               11.5 With respect to the Loan and the Second
Loan, disburse to Buyer originals of this Agreement, the Loan Documents, the Title Exceptions, the Assignment of Loan Documents, the FIRPTA, the Assignment and Endorsement of Promissory Note, disburse to Buyer copies of the Release and the Certificate, and disburse to Buyer conformed copies of the Assignment of Deed of Trust, the Assignment of Assignment of Leases, the UCC-2 Fixture Filing, and the UCC-2 State Filing, the Substitution of Trustee, and any other documents (or copies thereof) deposited into Escrow pursuant to this Agreement.

               11.6 With respect to the Loan and the Second
Loan, disburse to Coast the originals of this Agreement, the Release, and the Certificate, disburse to Coast copies of the Assignment of Loan Documents, the Title Exceptions, the FIRPTA, Assignment and Endorsement of Promissory Note, and disburse to Coast conformed copies of the Assignment of Deed of Trust, Assignment of Assignment of Leases, the Substitution of Trustee, UCC-2 State Filing, and UCC-2 Fixture Filing, and any other documents (or copies thereof) deposited into Escrow pursuant to this Agreement.

             12.    Buyer's Representations and Warranties.
With respect to the Loan and the Second Loan, Buyer and each person executing this agreement on its behalf hereby represent and warrant to Coast each of the following:

                  12.1        Buyer has had access to and
has inspected the Property to the extent that Buyer and its advisors have deemed necessary or desirable.

                  12.2        Buyer has been advised to
undertake, has been given the opportunity to undertake, has undertaken and is relying solely on, its own investigation of the Loan, the Second Loan, the Loan Documents, the Operating Documents, the Loan Service Documents, and the
Property and its own investigation and determination of the ownership, existence, value, condition and environmental status of the Property and the creditworthiness of Borrower and any other parties that may be obligated under the Loan.

                  12.3        Buyer is a sophisticated
investor and is sufficiently knowledgeable and experienced in financial and business matters, including, without limitation, the purchase and ownership of promissory notes, commercial real estate, mortgages, deeds of trust and chattel paper, to be able to evaluate the risks and merits of this transaction.

                  12.4        Neither the execution and
delivery by Buyer of this Agreement, nor the performance by Buyer of its obligations hereunder, will (a) conflict with, or result in a breach of, any of the material terms, conditions, or provisions of any law, rule or regulation applicable to Buyer or any order, injunction, or decree of any court or governmental instrumentality or of any bond, debenture, note, mortgage, deed of trust, indenture, agreement or other instrument to which Buyer is now a party or by which it may be bound, or constitute a default thereunder after the expiration of any applicable notice and cure period, or (b) result in the creation or imposition of any claim, lien, security interest, charge, or other encumbrance of any nature whatsoever upon any property of Buyer pursuant to the terms of any such agreement or instrument.

                  12.5        Neither the execution and
delivery by Buyer of this Agreement, nor the performance by Buyer of its obligations hereunder requires (a) the consent, authorization, or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any federal, state, or foreign governmental authority or agency, pursuant to any law, rule, or regulation applicable to Buyer or pursuant to any order, injunction or decree of any such authority or agency, or (b) the consent, authorization or approval of, or the giving of notice to any partner, shareholder, officer, director, affiliate, or creditor of Buyer.

                  12.6        Buyer has the legal power,
right, and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

                  12.7        All requisite action
(corporate, trust, partnership, or otherwise) has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby. No further consent of any shareholder, creditor, investor, judicial or administrative body, governmental authority, or other party is required.

                  12.8        The individuals executing this
Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.

                  12.9        This Agreement and all
documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of, and enforceable against, Buyer in accordance with their terms, subject to bankruptcy, insolvency, and other limitations on creditors' rights.

             13.    Coast's Representations and Warranties.
Coast hereby represents and warrants to Buyer each of the following:

               13.1 Coast is the holder of an undivided
78.63 % beneficial interest in the Loan and the other First Loan Documents, and Coast has the right to assign its right, title, and interest in and to the Loan and the other First Loan Documents. Washington is the holder of an undivided 21.37% beneficial interest in the Loan and the other First Loan Documents.

               13.2 Coast is the sole owner and holder of the Second Note, and the other Second Loan Documents and has the right to assign its right, title, and interest in and to the Second Note and the other Second Loan Documents.

               13.3 Coast is, and as of the Closing Date, will be a federally chartered capital stock savings bank duly organized, validly existing and in good standing under the laws of the United States, and is qualified to conduct business in the State of California. Coast has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

               13.4 The Agreement and all of the obligations of the Coast hereunder are the legal, valid and binding obligations of the Coast, enforceable in accordance with the terms of this Agreement;

               13.5 To the best of Coast's knowledge, there is no action, suit or proceeding pending against the Coast in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Coast to carry out the transactions contemplated by this Agreement.

               13.6 As to each of the Loan or the Second
Loan sold hereunder:

                    13.6.1  Except as otherwise set forth in
the Loan Documents, Coast is transferring such loan and the Loan Documents free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such loan and the related Loan Documents;

                    13.6.2  The proceeds of the Loan or the
Second Loan have been fully disbursed and, except as otherwise set forth in the Loan Documents, there is no requirement for future advances, payments, draws, or funding thereunder, nor is Coast obligated to reimburse the Borrower thereunder for or complete any off-site or on-site improvements with respect to the Property;

                    13.6.3  The assignment of the Loan and
the Second Loan, and the Assignments of the Loan Documents, constitutes the legal, valid and binding assignment of Coast to Buyer;

                    13.6.4  To the best of Coast's
knowledge, there is no proceeding known to the Coast to be pending for the total or partial condemnation of the Property.

                    13.6.5  All Loan Documents, Operating
Documents, Title Documents, and Loan Service Documents pertaining to the Loan and the Second Loan, which exist and are in Coast's possession or control, which are not privileged or are not an internal memorandum or report of Coast have been made available to Buyer prior to execution of this Agreement. To the best of Coast's knowledge, copies of any original documents or papers made available to Buyer are true and correct copies of the documents and papers they purport to be;

                    13.6.6  Except as otherwise provided in
the Loan Documents, neither the Loan nor the Second Loan is cross-collateralized, nor is the Property subject to any cross-collateralization, with any other Coast loans.

                    13.6.7  The outstanding principal
balance of the Loan as of July 31, 1997 was $7,823,822.45; the accrued and unpaid interest as of July 31, 1997 was $0 and the amount of any reserve escrow account as of July 31, 1997 was $0. The outstanding principal balance of the Second Loan as of July 31, 1997 was $9,722,008.03; the accrued and unpaid interest as of July 31, 1997 was $0 and the amount of any reserve escrow account as of July 31, 1997 is $0.

                    13.6.8  During the period commencing on
the date on which this Agreement is executed by both Coast and Buyer and ending on the Closing Date, Coast shall not, except as required by law or the terms of the Note, the Second Note, the Loan Documents, or any other applicable document, release any of the collateral for the Loan or the Second Loan or any party from any liability on or with respect to the Loan or the Second Loan, compromise or settle any claims of any kind or character with respect to the Loan or the Second Loan, enter into any modification, amendment, supplement or waiver with respect to the Loan or the Second Loan, the Note or the Second Note, the Loan Documents, without Buyer's written consent, nor will Coast provide any additional advances under the Loan without Buyer's written consent, except as required by law or by the terms of the Loan Documents.

                    13.6.9  Coast acknowledges that it
understands the meaning and legal consequences of the representations, warranties, covenants and acknowledgements set forth in this Paragraph 13.

                    13.6.10 For the purposes of this
Agreement, the phrase "to the best of Coast's knowledge" shall mean the actual knowledge of Joe Losorelli, Vice
President of Coast, without the duty of inquiry or investigation.

             14.    NO REPRESENTATIONS BY COAST OR
WASHINGTON. BUYER IS PURCHASING COAST'S AND WASHINGTON'S INTEREST IN THE LOAN DOCUMENTS "AS-IS," WITHOUT RECOURSE TO COAST OR WASHINGTON, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER BY COAST OR WASHINGTON EXCEPT THOSE EXPRESSLY STATED IN THIS AGREEMENT. IN PARTICULAR, BUT WITHOUT LIMITATION, EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, COAST AND WASHINGTON MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE VALUE OF THE PROPERTY, THE ABILITY OF BORROWER TO REPAY THE LOAN OR THE ENFORCEABILITY OF THE LOAN DOCUMENTS. BUYER REPRESENTS, WARRANTS, AND ACKNOWLEDGES THAT BUYER HAS MADE AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PROPERTY, THE CONDITION OF TITLE, THE LOAN, THE SECOND LOAN, AND THE LOAN DOCUMENTS, AND EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT THAT BUYER IS PURCHASING THE LOAN DOCUMENTS AT BUYER'S SOLE RISK BASED UPON BUYER'S INDEPENDENT INSPECTION AND INVESTIGATION AND WITHOUT RELIANCE ON ANY REPRESENTATION, WARRANTY, OR STATEMENT OF COAST, WASHINGTON OR COAST FED SERVICES, THE TRUSTEE UNDER THE DEED OF TRUST, OR THE AGENTS OR EMPLOYEES OF EITHER OF THEM.

             15.    "As Is" Condition of Property.  Buyer
has made, or will on or before the, Contingency Date, have made an on-site inspection of the Property, including all improvements thereon, and/or has otherwise investigated the Property, its current owner, together with zoning, environmental condition, title matters and the like to Buyer's satisfaction, or Buyer has had an opportunity to perform the above functions; and except as specifically provided to the contrary in this Agreement, Coast and Washington are fully and completely released from all responsibility and liability regarding the condition, fitness, suitability, evaluation and/or utility of the Property. Buyer expressly acknowledges that Buyer is buying the Loan and the Second Loan secured by the Property and such security is in an "AS IS" condition with all faults and Buyer has not relied on any warranties, promises, understandings or representations, express or implied, of Coast or Washington or any agent of Coast or Washington relating to the Property and all aspects thereof, including, without limitation, the presence or absence of any hazardous or toxic substances, the suitability of the use of the Property for any purpose, access to any public or private road or right of way, or the compliance of the Property with any applicable laws, regulations, or ordinances, including, without limitation, those related to hazardous or toxic waste or substances, building, zoning, fire hazard, drainage and licensing requirements. Buyer acknowledges that any and all leasing information, feasibility or marketing reports, or other information of any type that Buyer has received or may receive from Coast or Washington or its agents is furnished on the express condition that Buyer shall or would make an independent verification of the accuracy of any or all such information, all such information being furnished without any warranty whatsoever (express or implied), except as otherwise specifically provided in this Agreement. Buyer agrees that it will not attempt to assert any liability against Coast or Washington and/or its agents for furnishing such information, and Buyer agrees to indemnify and hold Coast and Washington and/or its agents free of and harmless from any and all such claims of liability. This indemnity shall survive the Close of Escrow or the termination of this Agreement.

             16. Indemnification. Buyer hereby agrees to indemnity, protect and hold harmless Coast, Washington, any past, present or future Parent Company ("Parent Company") of Coast or Washington, any past, present or future affiliate or subsidiary company of Coast, Washington or Parent Company, including the employees, agents, representatives, directors, officers, shareholders, attorneys, accountants, successors and assigns, of any of them (collectively, the "Related Persons") against, and to hold such parties harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by such parties to the extent arising after the Closing Date in connection with any act, omission, conduct or activity of Buyer (including Buyer's employees, agents, representatives, directors, officers, shareholders, attorneys accountants) in its capacity as lender with respect to the Note, the Second Note, the other Loan Documents, the Property or the environmental condition of the Property.

             17.    Release.  Buyer hereby waives and
releases any claims against Coast, Washington and the Related Persons pertaining to the existence, release or threatened existence or release of Hazardous Substances (as defined in Paragraph 17.2 of this Agreement) at, on, in, under, about, above, from or adjacent to the Property and its surroundings, or the environmental condition of the Property, including, without limitation, claims arising under one or more Environmental Laws (as defined in Paragraph 17.1 of this Agreement).

               17.1 Environmental Laws. Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, orders and decrees, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance as defined in Paragraph 17.2 of this Agreement. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response Compensation Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Residential Lead-Based Paint Hazard Reduction Act of 1992, 42 U.S.C. 4852d, and the California Health and Safety Code
Section 25100, et seq., as amended from time to time. This definition shall not be construed or interpreted to limit or restrict any definition or provision of any Exhibit to this Agreement.

               17.2 Hazardous Substance.  Hazardous
Substance shall mean any hazardous substance, hazardous waste or hazardous material as defined in one or more Environmental Laws, petroleum hydrocarbons including crude oil or any fraction thereof, asbestos, polychlorinated biphenyls, lead-based paint and/or lead-based paint hazards (as those terms are defined in the Lead-Based Paint Statute), any noxious, toxic, flammable explosive or radioactive substance, any waste, material, or matter, and any other substance, material, waste or matter now or hereafter regulated by one or more Environmental Laws. This definition shall not be construed or interpreted to limit or restrict any definition or provision of any Exhibit to this Agreement.

             18.    Notices.  All notices or other
communications required or permitted hereunder shall be in writing, and shall be telecopied, personally delivered (including by means of professional messenger service), sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognized overnight air courier (e.g., Federal Express), cost prepaid, and shall be deemed received upon the date of delivery of a legible copy, if telecopied, and shall be deemed received by 5: 00 p.m., California time, on the date of delivery (otherwise on the following date), if personally delivered, or two (2) days following delivery to the U.S. Mail, if mailed, and one (1) day following delivery to the courier if sent by overnight air courier and addressed as follows:

     To Buyer:           Arden Realty Limited Partnership
                         9100 Wilshire Boulevard, Suite 700E
                         Beverly Hills, California 90212
                         Attn:  Ms. Brig Troy

     With a Copy to:     Loeb & Loeb LLP
                         1000 Wilshire Boulevard, Suite 1800
                         Los Angeles, California 90017
                         Attn:  Jonathan P. Roth, Esq.

     To Coast:           Coast Federal Bank
                         8433 Fallbrook Avenue
                         West Hills, California 91304
                         Attn:  Joe Losorelli
                         Telephone:  (818) 316-8104
                         Facsimile:  (818) 316-3143

     With a Copy to:     Coast Federal Bank
                         8433 Fallbrook Avenue
                         West Hills, California 91304
                         Attn:  Carolyn Y. Morgan, Esq.
                         Telephone:  (818) 316-8625
                         Facsimile:  (818) 316-3928

             19. Conditions Precedent to Sale of the Note and the Second Note. The following are conditions precedent to the sale and purchase of the Note and the Second Note pursuant to this Agreement:

               19.1 Execution of Documents. Buyer shall have executed, acknowledged, where applicable, and delivered to Coast and Escrow Holder this Agreement and each of the documents specified in this Agreement.

               19.2 With respect to the Loan, Washington shall have executed and acknowledged, where applicable, and delivered to Coast and/or Escrow Holder each of the documents required to close this transaction, including, without limitation, the Estoppel Letter.

               19.3 Execution of Release.  Buyer shall
execute and acknowledge, where applicable, and deliver to Coast the Release.

               19.4 Representations and Warranties. The continued truth, accuracy and completeness of each of the representations and warranties of Buyer set forth in Paragraph 12 above and the continued truth, accuracy and completeness of each of the representations and warranties of Coast set forth in Paragraph 13 above.

               19.5 Payment. Buyer shall have deposited with Escrow Holder the Deposit and the Cash Payment. The
Deposit shall have been paid directly to Escrow Holder simultaneously with the execution of this Agreement.

               19.6 All Conditions.  Coast, Washington and
Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Close of Escrow.

               19.7 Effectiveness of Sale.  Notwithstanding
Coast's negotiation, preparation or execution of this Agreement, or any of the instruments or documents attached as exhibits, and notwithstanding anything else to the contrary, the sale of the Note, and the Second Note, and the assignment of the Loan Documents shall not be deemed to have occurred unless and until the recordation of the Assignments of Deed of Trust has occurred with respect to the Deed of Trust and the Second Deed of Trust, and all other conditions precedent have been met or waived by Coast.

               19.8 Transfer of Servicing.  As of Close of
Escrow, Coast shall transfer to Buyer the servicing with respect to the Loan and the Second Loan. Subsequent to the Close of Escrow, Coast shall notify the Borrower of the transfer to Buyer and Buyer shall notify the Borrower regarding the manner in which payments on the Loan are to be made. Coast's notification shall be in the form attached hereto as Exhibit "M".

               19.9 Substitution of Trustee. With respect to the Deed of Trust and the Second Deed of Trust, Buyer shall execute and record or cause the recordation of a Substitution of Trustee naming Title Company as Trustee thereunder.

             20.    Default.  In the event of a default by
Coast or Buyer, the following shall apply:

             20.1   DEFAULT BY COAST.  EXCEPT AS PROVIDED
HEREIN, IN THE EVENT THE CLOSE OF ESCROW AND THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED HEREIN DO NOT OCCUR BY REASON OF ANY DEFAULT BY COAST, AND PROVIDED BUYER SHALL NOT BE IN DEFAULT UNDER THIS AGREEMENT, BUYER'S SOLE AND EXCLUSIVE REMEDY SHALL BE THE RETURN OF ALL FUNDS PAID BY BUYER TO ESCROW HOLDER TOGETHER WITH INTEREST THEREON, THE PAYMENT BY COAST OF ANY CHARGES REQUIRED TO BE PAID BY OR TO ESCROW HOLDER OR TITLE COMPANY, AND THE REIMBURSEMENT BY COAST FOR BUYER'S ACTUAL, OUT-OF-POCKET EXPENSES ARISING FROM COAST'S BREACH AS SHOWN BY INVOICES AND OTHER EVIDENCE SATISFACTORY TO COAST WITH SUCH REIMBURSEMENT ITSELF NOT TO EXCEED ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00). THIS REMEDY IS IN LIEU OF ALL OTHER REMEDIES BUYER MAY HAVE AT LAW OR IN EQUITY, INCLUDING THE SPECIFIC PERFORMANCE OF THIS AGREEMENT AND BENEFIT-OF-THE-BARGAIN MONEY DAMAGES. If FOR ANY REASON, WASHINGTON FAILS OR REFUSES TO TAKE THE NECESSARY ACTION OR FAILS TO EXECUTE THE DOCUMENTS REQUIRED TO CLOSE THIS TRANSACTION, AND THIS TRANSACTION DOES NOT CLOSE AS A RESULT THEREOF, COAST SHALL NOT BE IN DEFAULT UNDER THE TERMS OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, UPON THE CLOSE OF ESCROW AND THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED HEREIN, THE REMEDY DESCRIBED IN THIS PARAGRAPH
20.1 SHALL BE TERMINATED.


/s/ RSZ                       /s/ GS
Buyer's Initials              Coast's Initials

               20.2 DEFAULT BY BUYER.  IN THE EVENT THE
CLOSE OF ESCROW DOES NOT OCCUR AS PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND COAST AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH COAST MAY SUFFER. THEREFORE BUYER AND COAST HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT COAST WOULD SUFFER IN THE EVENT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY HEREUNDER IS AND SHALL BE, AS COAST'S SOLE AND EXCLUSIVE REMEDY, WHETHER AT LAW OR IN EQUITY, AN AMOUNT EQUAL TO THE DEPOSIT PLUS ACCRUED INTEREST THEREON. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY COAST. UPON FAULT BY BUYER AND UPON COAST'S ELECTION, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF COAST TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER AS HEREIN PROVIDED.


/s/ RSZ                       /s/ GS
Buyer's Initials              Coast's Initials

             21. Broker. Coast and Buyer represent and warrant to the another that no broker or finder has been engaged in connection with the transaction contemplated by this Agreement, or to its knowledge is in any way connected with such transaction. Coast and Buyer agree to indemnify one another from any claim against the other for any broker or agent commission arising from acts, engagements or alleged acts or engagements of Buyer or Coast, respectively, as the case may be, or related to this Agreement. This indemnification clause shall survive the Close of Escrow, the termination of this Agreement or the cancellation of Escrow.

             22.    General Provisions.

               22.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, shall not be affected thereby, and each such other term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

               22.2 Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

               22.3 Survival of Representations. Except as otherwise provided, the covenants, agreements, representations and warranties made herein shall survive the Close of Escrow.

               22.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, devisees, legatees, personal representatives, administrators, executors and successors and assigns of the parties hereto.

               22.5 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of, or to enforce, any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other part all costs and expenses of the action or suit, including reasonable attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.

               22.6 Entire Agreement.  This Agreement
(including all exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto, including all prior letters of intent. This Agreement may not be modified, changed or supplemented, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

               22.7 Time of Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of a non-curable (but waivable) default under this Agreement by the party so failing to perform.

               22.8 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. All exhibits referred to in this Agreement and attached hereto are incorporated herein by this reference.

               22.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one agreement.

               22.10 Governing Law.  The provisions of this
Agreement governing the contractual rights and obligations of Buyer and Coast shall be governed, construed, and enforced according to the laws of the United States and, where not inconsistent, by the laws of the State of California.

               22.11 Efforts to Close Escrow.  Buyer and
Coast agrees to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated by this Agreement and shall use their reasonable efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

               22.12 No Reliance.  In entering into this
Agreement, neither party has relied on statements or representations made by the other party hereto, their agents or representatives, with the exception of the representations set forth herein. Each party has considered all matters contained herein with the aid of counsel and has relied entirely on their own judgment and the judgment of their own counsel.

             23.    Arbitration.

               23.1 In the event of any dispute, claim or controversy between the parties hereto arising out of or relating to the interpretation or enforcement of this Agreement, whether in contract, tort, equity or otherwise, such dispute, claim or controversy shall be resolved by and through an arbitration proceeding to be conducted under the auspices and the commercial arbitration rules of the American Arbitration Association (or any like organization successor thereto) at Los Angeles, California before an arbitrator who has been agreed to in writing by both parties. The arbitrability of any such dispute, claim or controversy shall likewise be determined in such arbitration. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association. Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties and may be specifically enforced by legal proceedings. Time is of the essence of this arbitration procedure, and the arbitrator(s) shall be instructed and required to render his (their) decision within ten (10) days following completion of the arbitration. Judgment on any award rendered by such arbitrator may be entered in any court having jurisdiction over the subject matter of the controversy.

               23.2 Procedure. Such arbitration may be initiated by written notice from either party to the other setting forth a demand for arbitration and detailing with specificity the nature of the dispute, claim or controversy to be arbitrated.

               23.3 Discovery Rules.  The parties and
arbitrator(s) shall have all of the rights and duties relating to discovery provided by ?1283.05 of the California Code of Civil Procedure, which is hereby made a part of this Agreement, except that the arbitrator(s) shall have the right to disapprove or to limit any discovery which such arbitrator(s) deems to be for purposes of delay or otherwise unnecessarily burdensome or oppressive.

               23.4 Qualifications of Arbitrator(s). Each arbitrator in any such arbitration shall, insofar as is practicable, be a person who is expert in the subject matter of the dispute.

               23.5 Governing Law. The arbitrator(s) shall follow any applicable federal law and California state law
(with respect to all matters of substantive law) in rendering an award.

               23.6 Opportunity to Present Evidence. Prior to rendering his (their) determination or award, the arbitrator(s) shall afford each party an opportunity to express its views as to the proper determination of the matters under arbitration, orally or in writing as the arbitrator(s) may deem appropriate; provided, however, that
(i) either party submitting written material shall be required to submit a copy of that material to the other party who shall have the opportunity to submit a written reply to that material within ten (10) days, and (ii) if either party is to submit oral statements, the other party shall be afforded a reasonable opportunity to be present at the time at which these oral statements are made before the arbitrator(s) and to reply orally.

               23.7 Costs of Arbitration. The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including, without limitation, attorneys' fees and costs), shall be borne by the unsuccessful party or at the discretion of the arbitrator(s), may be prorated between the parties in such proportion as the arbitrator(s) determine(s) to be equitable and shall be awarded as part of the judgment of the arbitrator(s).

               23.8 Exclusive Remedy. The parties agree that arbitration as set forth above shall be the sole means of resolving any disputes, claims and controversies among them arising out of or relating to the interpretation or enforcement of this Agreement.
          IN WITNESS, WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

SELLER:                       BUYER:

COAST FEDERAL BANK, FEDERAL   Arden Realty Limited
SAVINGS BANK, a federally     Partnership, a Maryland
chartered capital stock       limited partnership
savings bank, as successor
in interest to Coast Savings  By:  Arden Realty, Inc.,
and Loan Association, a       a Maryland corporation
California corporation        Its General Partner


By: /s/ Glenn Shimabuku
Name: Glenn Shimabuku         By: /s/ R. S. Ziman
Its: Vice President           Name: Richard S. Ziman
                              Its: CEO

ESCROW HOLDER

FIRST AMERICAN TITLE COMPANY
OF LOS ANGELES

By: /s/ Patricia Pewthers
Name: Patricia Pewthers
Its: Senior Escrow Officer